Exhibit 99.1

First US Bancshares, Inc. Reports Third Quarter and Year-to-Date Earnings: Nine-month Diluted EPS Growth of $0.07 Over 2023

BIRMINGHAM, AL (October 24, 2024) – Third Quarter Highlights:

Net Income	Diluted Earnings per share	Return on average assets (annualized)	Return on average common equity (annualized)	Return on average tangible common equity (annualized) (1)	Loans to deposits
$2.2 million	$0.36	0.82%	9.21%	9.99%	81.9%

First US Bancshares, Inc. (Nasdaq: FUSB) (the “Company”), the parent company of First US Bank (the “Bank”), today reported net income of $2.2 million, or $0.36 per diluted share, for the quarter ended September 30, 2024 (“3Q2024”), compared to $2.1 million, or $0.34 per diluted share, for the quarter ended June 30, 2024 (“2Q2024”) and $2.1 million, or $0.33 per diluted share, for the quarter ended September 30, 2023 (“3Q2023”). For the nine months ended September 30, 2024, net income totaled $6.5 million, or $1.04 per diluted share, compared to $6.2 million, or $0.97 per diluted share for the nine months ended September 30, 2023.

The table below summarizes selected financial data for each of the periods presented.

	Quarter Ended					Nine Months Ended
	2024			2023		2024	2023
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
Results of Operations:	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income	$15,017	$14,546	$14,277	$13,945	$13,902	$43,840	$38,861
Interest expense	5,832	5,370	5,237	4,835	4,419	16,439	10,621
Net interest income	9,185	9,176	9,040	9,110	9,483	27,401	28,240
Provision for (recovery of) credit losses	152	-	-	(434)	184	152	753
Net interest income after provision for (recovery of) credit losses	9,033	9,176	9,040	9,544	9,299	27,249	27,487
Non-interest income	901	835	865	916	837	2,601	2,465
Non-interest expense	6,990	7,272	7,147	7,401	7,319	21,409	21,740
Income before income taxes	2,944	2,739	2,758	3,059	2,817	8,441	8,212
Provision for income taxes	722	612	651	782	704	1,985	2,004
Net income	$2,222	$2,127	$2,107	$2,277	$2,113	$6,456	$6,208
Per Share Data:
Basic net income per share	$0.38	$0.36	$0.36	$0.38	$0.35	$1.10	$1.04
Diluted net income per share	$0.36	$0.34	$0.34	$0.36	$0.33	$1.04	$0.97
Dividends declared	$0.05	$0.05	$0.05	$0.05	$0.05	$0.15	$0.15
Key Measures (Period End):
Total assets	$1,100,235	$1,083,313	$1,070,541	$1,072,940	$1,065,239
Tangible assets (1)	1,092,733	1,075,781	1,062,972	1,065,334	1,057,597
Total loans	803,308	819,126	822,941	821,791	815,300
Allowance for credit losses ("ACL") on loans and leases	10,116	10,227	10,436	10,507	11,380
Investment securities, net	145,044	144,876	126,363	136,669	127,823
Total deposits	981,149	954,455	943,268	950,191	927,038
Short-term borrowings	-	15,000	15,000	10,000	30,000
Long-term borrowings	10,854	10,836	10,817	10,799	10,781
Total shareholders’ equity	98,491	93,836	92,326	90,593	87,408
Tangible common equity (1)	90,989	86,304	84,757	82,987	79,766
Book value per common share	17.23	16.34	15.95	15.80	14.88
Tangible book value per common share (1)	15.92	15.03	14.65	14.47	13.58
Key Ratios:
Return on average assets (annualized)	0.82%	0.80%	0.80%	0.86%	0.80%	0.81%	0.81%
Return on average common equity (annualized)	9.21%	9.23%	9.25%	10.31%	9.65%	9.23%	9.71%
Return on average tangible common equity (annualized) (1)	9.99%	10.05%	10.08%	11.29%	10.58%	10.04%	10.67%
Net interest margin	3.60%	3.69%	3.65%	3.67%	3.79%	3.65%	3.93%
Efficiency ratio (2)	69.3%	72.6%	72.2%	73.8%	70.9%	71.4%	70.8%
Total loans to deposits	81.9%	85.8%	87.2%	86.5%	87.9%
Total loans to assets	73.0%	75.6%	76.9%	76.6%	76.5%
Common equity to total assets	8.95%	8.66%	8.62%	8.44%	8.21%
Tangible common equity to tangible assets (1)	8.33%	8.02%	7.97%	7.79%	7.54%
Tier 1 leverage ratio (3)	9.49%	9.46%	9.37%	9.36%	9.09%
ACL on loans and leases as % of total loans	1.26%	1.25%	1.27%	1.28%	1.40%
Nonperforming assets as % of total assets	0.60%	0.27%	0.28%	0.28%	0.29%
Net charge-offs as a percentage of average loans	0.12%	0.10%	0.09%	0.19%	0.10%	0.10%	0.12%

(1) Refer to Non-GAAP reconciliation of tangible balances and measures beginning on page 10.

First US Bancshares, Inc. Reports Third Quarter 2024 Results

October 24, 2024

(2) Efficiency ratio = non-interest expense / (net interest income + non-interest income)
(3) First US Bank Tier 1 leverage ratio

First US Bancshares, Inc. Reports Third Quarter 2024 Results

October 24, 2024

CEO Commentary

“We are pleased to report continued improvement in earnings per share, as well as a balance sheet poised for growth,” stated James F. House, President and CEO of the Company. “Although loan growth has not developed this year, market volatility has provided opportunities to strengthen the Company’s balance sheet, and we have capitalized on those opportunities. This includes both the deployment of funds into favorably yielding investment securities, as well as strategies aimed at reducing interest expense over time. Our team remains focused on sound and prudent growth that will further enhance our balance sheet positioning and lead to even stronger profitability,” continued Mr. House.

Financial Results

Loans and Leases – The table below summarizes loan balances by portfolio category as of the end of each of the most recent five quarters.

	Quarter Ended
	2024			2023
	September 30,	June 30,	March 31,	December 31,	September 30,
	(Dollars in Thousands)
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Real estate loans:
Construction, land development and other land loans	$53,098	$72,183	$102,282	$88,140	$90,051
Secured by 1-4 family residential properties	70,067	70,272	74,361	76,200	83,876
Secured by multi-family residential properties	100,627	97,527	62,145	62,397	56,506
Secured by non-farm, non-residential properties	224,611	218,386	212,465	213,586	199,116
Commercial and industrial loans	44,872	46,249	57,112	60,515	59,369
Consumer loans:
Direct	5,018	5,272	5,590	5,938	6,544
Branch retail	6,233	6,879	7,794	8,670	9,648
Indirect	298,782	302,358	301,192	306,345	310,190
Total loans and leases held for investment	$803,308	$819,126	$822,941	$821,791	$815,300
Allowance for credit losses on loans and leases	10,116	10,227	10,436	10,507	11,380
Net loans and leases held for investment	$793,192	$808,899	$812,505	$811,284	$803,920

Total loan volume decreased by $15.8 million, or 1.9%, in 3Q2024, driven primarily by payoffs of construction loans, and to a lesser extent, reductions in the consumer indirect and commercial and industrial ("C&I") loan categories. These reductions were partially offset by growth in commercial real estate (non-farm, non-residential) and multi-family residential loans. During the nine months ended September 30, 2024, total loans decreased by $18.5 million, or 2.2%. While the Company experienced a reduction in loan volume during the first nine months of 2024, average loan balances remained higher than average loan balances during the corresponding period of 2023. For the nine months ended September 30, 2024, average total loans were $821.0 million, compared to $795.0 million during the nine months ended September 30, 2023.

Net Interest Income and Margin – Net interest income remained consistent comparing 3Q2024 to 2Q2024, and decreased $0.3 million, or 3.1%, comparing 3Q2024 to 3Q2023. Net interest margin totaled 3.60% for 3Q2024, compared to 3.69% in 2Q2024 and 3.79% in 3Q2023. In general, net interest margin has declined amid the higher interest rate environment that has persisted since 2022 as interest-bearing liabilities repriced at faster rates than interest-bearing assets. The decrease in net interest margin in 3Q2024 compared to 2Q2024 was primarily attributable to reductions of gain accretion in 3Q2024 on previously terminated interest rate swaps, as well as accelerated interest expense associated with fees on brokered deposits that were called during the latter part of 3Q2024. In light of general market interest rate reductions that occurred during 3Q2024, the Company moved to replace callable brokered deposits with lower-rate deposits in an effort to reduce interest expense over time. For the nine months ended September 30, 2024, net interest income totaled $27.4 million, compared to $28.2 million during the nine months ended September 30, 2023. Net interest margin totaled 3.65% for the nine months ended September 30, 2024, compared to 3.93% for the nine months ended September 30, 2023.

Deposit Growth – Total deposits increased by $26.7 million, or 2.8%, during 3Q2024, due primarily to growth in interest-bearing demand deposits, and to a lesser extent, growth in interest-bearing time deposits and non-interest-bearing demand deposits. The growth in interest-bearing time deposits was driven primarily by growth of $10.0 million in wholesale brokered time deposits. Core deposits, which exclude time deposits of $250 thousand or more and all wholesale brokered deposits, totaled $833.5 million, or 85.0% of total deposits, as of September 30, 2024, compared to $819.5 million, or 86.2% of total deposits, as of December 31, 2023.

First US Bancshares, Inc. Reports Third Quarter 2024 Results

October 24, 2024

Deployment of Funds – As of September 30, 2024, the Company held cash, federal funds sold and securities purchased under reverse repurchase agreements totaling $97.8 million, or 8.9% of total assets, compared to $59.8 million, or 5.6% of total assets, as of December 31, 2023. Investment securities, including both the available-for-sale and held-to-maturity portfolios, totaled $145.0 million as of September 30, 2024, compared to $136.7 million as of December 31, 2023. During the nine months ended September 30, 2024, $27.5 million was invested in taxable U.S. agency-sponsored bonds, resulting in improved yields in the investment portfolio. As of September 30, 2024, the expected average life of securities in the investment portfolio was 4.1 years, compared to 3.9 years as of December 31, 2023.

Provision for Credit Losses – During both 3Q2024 and 3Q2023, the Company recorded a provision for credit losses of $0.2 million. No provision for credit losses was recorded during 2Q2024. For the nine months ended September 30, 2024, the provision for credit losses totaled $0.2 million, compared to $0.8 million for the nine months ended September 30, 2023. The decrease in the provision for credit losses comparing the first nine months of 2024 to the corresponding period of 2023 was due primarily to decreases in loan volume, as well as adjustments in economic forecasts that impact the calculation of the allowance for credit losses ("ACL") on loans and leases. As of September 30, 2024, the Company’s ACL on loans and leases as a percentage of total loans was 1.26%, compared to 1.28% as of December 31, 2023.

Asset Quality – Nonperforming assets, including loans in non-accrual status and OREO, totaled $6.6 million as of September 30, 2024, compared to $3.0 million as of December 31, 2023. The increase in nonperforming assets comparing September 30, 2024 to December 31, 2023 resulted from two loans (from the C&I and 1-4 family residential categories) that moved into non-accrual status during 3Q2024. As a percentage of total assets, nonperforming assets totaled 0.60% as of September 30, 2024, compared to 0.28% as of December 31, 2023. Annualized net charge-offs as a percentage of average loans during 3Q2024 totaled 0.12%, compared to 0.10% during both 2Q2024 and 3Q2023.

Non-interest Income – Non-interest income totaled $0.9 million in 3Q2024, compared to $0.8 million in both 2Q2024 and 3Q2023. For the nine months ended September 30, 2024, non-interest income totaled $2.6 million, compared to $2.5 million for the nine months ended September 30, 2023.

Non-interest Expense – Non-interest expense totaled $7.0 million in 3Q2024, compared to $7.3 million in both 2Q2024 and 3Q2023. For the nine months ended September 30, 2024, non-interest expense totaled $21.4 million, compared to $21.7 million for the nine months ended September 30, 2023. Salaries and benefits expense decreased during the first nine months of 2024, compared to the corresponding period of 2023, primarily due to lower staff levels resulting from strategic initiatives implemented by the Company in prior years. In addition, other expenses were lower during the nine months ended September 30, 2024, compared to the corresponding period of 2023, due primarily to the recovery of check fraud losses and reduced collection expenses. These reductions in non-interest expense during the first nine months of 2024 were partially offset by increases associated with occupancy and professional services expenses, as well as increases in legal, accounting and auditing fees.

Shareholders’ Equity – As of September 30, 2024, shareholders’ equity totaled $98.5 million, or 8.95% of total assets, compared to $90.6 million, or 8.44% of total assets, as of December 31, 2023. The increase in shareholders’ equity during the nine months ended September 30, 2024 resulted primarily from earnings, net of dividends paid and repurchases of shares of the Company's common stock. In addition, shareholders' equity was positively impacted during the nine months ended September 30, 2024 by reductions in the Company's accumulated other comprehensive loss resulting from changes in market interest rates, as well as the maturity of lower yielding investment securities. The Company’s ratio of tangible common equity to tangible assets was 8.33% as of September 30, 2024, compared to 7.79% as of December 31, 2023.

Cash Dividend – The Company declared a cash dividend of $0.05 per share on its common stock in 3Q2024, consistent with previous quarters in both 2024 and 2023.

Share Repurchases – During 3Q2024, the Company completed the repurchase of 29,500 shares of its common stock at a weighted average price of $10.83 per share. The repurchases were completed under the Company’s previously announced share repurchase program. As of September 30, 2024, 352,813 shares remained available for repurchase under the program.

Regulatory Capital – During 3Q2024, the Bank continued to maintain capital ratios at higher levels than required to be considered a “well-capitalized” institution under applicable banking regulations. As of September 30, 2024, the Bank’s common equity Tier 1 capital and Tier 1 risk-based capital ratios were each 11.46%, its total capital ratio was 12.64%, and its Tier 1 leverage ratio was 9.49%.

Liquidity – As of September 30, 2024, the Company continued to maintain funding capacity sufficient to provide adequate liquidity for loan growth, capital expenditures and ongoing operations. The Company benefits from a strong core deposit base, a liquid investment securities portfolio and access to funding from a variety of sources, including federal funds lines with other banking institutions, Federal Home Loan Bank (FHLB) advances, the discount window of the Federal Reserve Bank (FRB), and brokered deposits.

First US Bancshares, Inc. Reports Third Quarter 2024 Results

October 24, 2024

Banking Center Growth – As part of the Company’s overall growth strategy, during the nine months ended September 30, 2024, the Company opened a new banking center in the Bearden area of Knoxville, Tennessee that replaced the Bank’s previously existing Knoxville-Bearden location. In addition, the Company commenced renovation of a banking center office in Daphne, Alabama that was purchased from another financial institution. This location is expected to serve as the Bank’s initial deposit gathering facility in the Daphne/Mobile area, and it is anticipated that the location will open to the public in early 2025.

About First US Bancshares, Inc.

First US Bancshares, Inc. (the “Company”) is a bank holding company that operates banking offices in Alabama, Tennessee, and Virginia through First US Bank (the “Bank”). The Company files periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.firstusbank.com. More information about the Company and the Bank may be obtained at www.firstusbank.com. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “FUSB.”

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. The Company undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, the Company, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management based upon current information and involve a number of risks and uncertainties.

Certain factors that could affect the accuracy of such forward-looking statements and cause actual results to differ materially from those projected in such forward-looking statements are identified in the public filings made by the Company with the SEC, and forward-looking statements contained in this press release or in other public statements of the Company or its senior management should be considered in light of those factors. Such factors may include risk related to the Company's credit, including that if loan losses are greater than anticipated; the increased lending risks associated with commercial real estate lending; liquidity risks; the impact of national and local market conditions on the Company's business and operations; the rate of growth (or lack thereof) in the economy generally and in the Company’s service areas; strong competition in the banking industry; the impact of changes in interest rates and monetary policy on the Company’s performance and financial condition; the impact of technological changes in the banking and financial service industries and potential information system failures; cybersecurity and data privacy threats; the costs of complying with extensive governmental regulation; the impact of changing accounting standards and tax laws on the Company's allowance for credit losses and financial results; the possibility that acquisitions may not produce anticipated results and result in unforeseen integration difficulties; and other risk factors described from time to time in the Company’s public filings, including, but not limited to, the Company’s most recent Annual Report on Form 10-K. Relative to the Company’s dividend policy, the payment of cash dividends is subject to the discretion of the Board of Directors and will be determined in light of then-current conditions, including the Company’s earnings, leverage, operations, financial conditions, capital requirements and other factors deemed relevant by the Board of Directors. In the future, the Board of Directors may change the Company’s dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions.

First US Bancshares, Inc. Reports Third Quarter 2024 Results

October 24, 2024

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

NET INTEREST MARGIN

THREE MONTHS ENDED September 30, 2024 AND 2023

(Dollars in Thousands)

(Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2024			September 30, 2023
	Average Balance	Interest	Annualized Yield/ Rate %	Average Balance	Interest	Annualized Yield/ Rate %
ASSETS
Interest-earning assets:
Total loans	$821,444	$13,206	6.40%	$821,294	$12,584	6.08%
Taxable investment securities	143,802	1,117	3.09%	123,290	682	2.19%
Tax-exempt investment securities	1,019	4	1.56%	1,037	3	1.15%
Federal Home Loan Bank stock	825	16	7.72%	1,001	21	8.32%
Federal funds sold and securities purchased under reverse repurchase agreements	5,285	71	5.34%	1,069	14	5.20%
Interest-bearing deposits in banks	43,191	603	5.55%	44,379	598	5.35%
Total interest-earning assets	1,015,566	15,017	5.88%	992,070	13,902	5.56%

Noninterest-earning assets	64,632			61,235
Total	$1,080,198			$1,053,305

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Demand deposits	$209,322	566	1.08%	$206,540	176	0.34%
Savings deposits	244,022	1,650	2.69%	244,932	1,570	2.54%
Time deposits	355,819	3,493	3.91%	323,824	2,476	3.03%
Total interest-bearing deposits	809,163	5,709	2.81%	775,296	4,222	2.16%
Noninterest-bearing demand deposits	153,171	—	—	161,381	—	—
Total deposits	962,334	5,709	2.36%	936,677	4,222	1.79%
Borrowings	11,769	123	4.16%	19,468	197	4.01%
Total funding costs	974,103	5,832	2.38%	956,145	4,419	1.83%

Other noninterest-bearing liabilities	10,095			10,263
Shareholders’ equity	96,000			86,897
Total	$1,080,198			$1,053,305

Net interest income		$9,185			$9,483
Net interest margin			3.60%			3.79%

First US Bancshares, Inc. Reports Third Quarter 2024 Results

October 24, 2024

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

NET INTEREST MARGIN

NINE MONTHS ENDED September 30, 2024 AND 2023

(Dollars in Thousands)

(Unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2024			September 30, 2023
	Average Balance	Interest	Annualized Yield/ Rate %	Average Balance	Interest	Annualized Yield/ Rate %
ASSETS
Interest-earning assets:
Total loans	$821,008	$38,989	6.34%	$795,033	$35,330	5.94%
Taxable investment securities	139,876	3,084	2.95%	126,341	2,033	2.15%
Tax-exempt investment securities	1,022	10	1.31%	1,048	10	1.28%
Federal Home Loan Bank stock	902	53	7.85%	1,347	75	7.44%
Federal funds sold and securities purchased under reverse repurchase agreements	5,580	226	5.41%	1,415	51	4.82%
Interest-bearing deposits in banks	35,748	1,478	5.52%	35,437	1,362	5.14%
Total interest-earning assets	1,004,136	43,840	5.83%	960,621	38,861	5.41%

Noninterest-earning assets	66,076			61,484
Total	$1,070,212			$1,022,105

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Demand deposits	$204,805	1,242	0.81%	$216,445	557	0.34%
Savings deposits	250,528	5,161	2.75%	221,293	3,279	1.98%
Time deposits	346,584	9,615	3.71%	297,708	5,845	2.62%
Total interest-bearing deposits	801,917	16,018	2.67%	735,446	9,681	1.76%
Noninterest-bearing demand deposits	151,317	—	—	162,084	—	—
Total deposits	953,234	16,018	2.24%	897,530	9,681	1.44%
Borrowings	13,710	421	4.10%	29,375	940	4.28%
Total funding costs	966,944	16,439	2.27%	926,905	10,621	1.53%

Other noninterest-bearing liabilities	9,816			9,722
Shareholders’ equity	93,452			85,478
Total	$1,070,212			$1,022,105

Net interest income		$27,401			$28,240
Net interest margin			3.65%			3.93%

First US Bancshares, Inc. Reports Third Quarter 2024 Results

October 24, 2024

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Per Share Data)

	September 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Cash and due from banks	$10,867	$12,987
Interest-bearing deposits in banks	71,442	37,292
Total cash and cash equivalents	82,309	50,279
Federal funds sold and securities purchased under reverse repurchase agreements	15,524	9,475
Investment securities available-for-sale, at fair value	144,275	135,565
Investment securities held-to-maturity, at amortized cost	769	1,104
Federal Home Loan Bank stock, at cost	781	1,201
Loans and leases held for investment	803,308	821,791
Less allowance for credit losses on loans and leases	10,116	10,507
Net loans and leases held for investment	793,192	811,284
Premises and equipment, net of accumulated depreciation	25,042	24,398
Cash surrender value of bank-owned life insurance	16,966	16,702
Accrued interest receivable	3,668	3,976
Goodwill and core deposit intangible, net	7,502	7,606
Other real estate owned	538	602
Other assets	9,669	10,748
Total assets	$1,100,235	$1,072,940
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$155,024	$153,591
Interest-bearing	826,125	796,600
Total deposits	981,149	950,191
Accrued interest expense	2,030	2,030
Other liabilities	7,711	9,327
Short-term borrowings	-	10,000
Long-term borrowings	10,854	10,799
Total liabilities	1,001,744	982,347
Shareholders’ equity:
Common stock, par value $0.01 per share, 10,000,000 shares authorized; 7,819,565 and 7,738,201 shares issued, respectively; 5,715,388 and 5,735,075 shares outstanding, respectively	78	75
Additional paid-in capital	15,349	14,972
Accumulated other comprehensive loss, net of tax	(3,479)	(6,431)
Retained earnings	115,551	109,959
Less treasury stock: 2,104,177 and 2,003,126 shares at cost, respectively	(29,008)	(27,982)
Total shareholders’ equity	98,491	90,593
Total liabilities and shareholders’ equity	$1,100,235	$1,072,940

First US Bancshares, Inc. Reports Third Quarter 2024 Results

October 24, 2024

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Interest and fees on loans	$13,206	$12,584	$38,989	$35,330
Interest on investment securities	1,121	685	3,094	2,043
Interest on deposits in banks	603	598	1,478	1,362
Other	87	35	279	126
Total interest income	15,017	13,902	43,840	38,861

Interest expense:
Interest on deposits	5,709	4,222	16,018	9,681
Interest on borrowings	123	197	421	940
Total interest expense	5,832	4,419	16,439	10,621

Net interest income	9,185	9,483	27,401	28,240

Provision for credit losses	152	184	152	753

Net interest income after provision for credit losses	9,033	9,299	27,249	27,487

Non-interest income:
Service and other charges on deposit accounts	312	302	909	869
Lease income	260	241	770	707
Other income, net	329	294	922	889
Total non-interest income	901	837	2,601	2,465

Non-interest expense:
Salaries and employee benefits	3,837	4,120	11,815	12,310
Net occupancy and equipment	958	897	2,806	2,625
Computer services	449	464	1,336	1,315
Insurance expense and assessments	348	423	1,153	1,156
Fees for professional services	299	331	1,004	735
Other expense	1,099	1,084	3,295	3,599
Total non-interest expense	6,990	7,319	21,409	21,740

Income before income taxes	2,944	2,817	8,441	8,212
Provision for income taxes	722	704	1,985	2,004
Net income	$2,222	$2,113	$6,456	$6,208
Basic net income per share	$0.38	$0.35	$1.10	$1.04
Diluted net income per share	$0.36	$0.33	$1.04	$0.97
Dividends per share	$0.05	$0.05	$0.15	$0.15

First US Bancshares, Inc. Reports Third Quarter 2024 Results

October 24, 2024

Non-GAAP Financial Measures

In addition to the financial results presented in this press release that have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company’s management believes that certain non-GAAP financial measures and ratios are beneficial to the reader. These non-GAAP measures have been provided to enhance overall understanding of the Company’s current financial performance and position. Management believes that these presentations provide meaningful comparisons of financial performance and position in various periods and can be used as a supplement to the GAAP-based measures presented in this press release. The non-GAAP financial results presented should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Management believes that both GAAP measures of the Company’s financial performance and the respective non-GAAP measures should be considered together.

The non-GAAP measures and ratios that have been provided in this press release include measures of liquidity, tangible assets and equity and certain ratios that include tangible assets and equity. Discussion of these measures and ratios is included below, along with reconciliations of such non-GAAP measures to GAAP amounts included in the consolidated financial statements previously presented in this press release.

Liquidity Measures

The table below provides information combining the Company’s on-balance sheet liquidity with readily available off-balance sheet sources of liquidity as of both September 30, 2024 and December 31, 2023.

	September 30, 2024	December 31, 2023
	(Dollars in Thousands)
	(Unaudited)	(Unaudited)
Liquidity from cash, federal funds sold and securities purchased under reverse repurchase agreements:
Cash and cash equivalents	$82,309	$50,279
Federal funds sold and securities purchased under reverse repurchase agreements	15,524	9,475
Total liquidity from cash, federal funds sold and securities purchased under reverse repurchase agreements	97,833	59,754
Liquidity from pledgable investment securities:
Investment securities available-for sale, at fair value	144,275	135,565
Investment securities held-to-maturity, at amortized cost	769	1,104
Less: securities pledged	(39,585)	(41,375)
Less: estimated collateral value discounts	(9,930)	(11,129)
Total liquidity from pledgable investment securities	95,529	84,165
Liquidity from unused lendable collateral (loans) at FHLB	24,771	21,696
Liquidity from unused lendable collateral (loans and securities) at FRB	165,157	161,729
Unsecured lines of credit with banks	48,000	48,000
Total readily available liquidity	$431,290	$375,344

The table above calculates readily available liquidity by combining cash and cash equivalents, federal funds sold, securities purchased under reverse repurchase agreements and unencumbered investment security values on the Company’s consolidated balance sheet with off-balance sheet liquidity that is readily available through unused collateral pledged to the FHLB and FRB, as well as unsecured lines of credit with other banks. Liquidity from pledgable investment securities and total readily available liquidity are non-GAAP measures used by management and regulators to analyze a portion of the Company's liquidity. Management uses these measures to evaluate the Company's liquidity position.

Pledgable investment securities are considered by management as a readily available source of liquidity since the Company has the ability to pledge the securities with the FHLB or FRB to obtain immediate funding. Both available-for-sale and held-for-maturity securities may be pledged at fair value with the FHLB and through the FRB discount window. The amounts shown as liquidity from pledgable investment securities represent total investment securities as recorded on the consolidated balance sheet, less reductions for securities already pledged and discounts expected to be taken by the lender to determine collateral value.

The unused lendable collateral value at the FHLB presented in the table represents only the amount immediately available to the Company from loans already pledged by the Company to the FHLB as of each consolidated balance sheet date presented. As of September 30, 2024 and

First US Bancshares, Inc. Reports Third Quarter 2024 Results

October 24, 2024

December 31, 2023, the Company's total remaining credit availability with the FHLB was $294.8 million and $279.4 million, respectively, subject to the pledging of additional collateral which may include eligible investment securities and loans. In addition, the Company has access to additional sources of liquidity that generally could be obtained over a period of time, including access to unsecured brokered deposits through the wholesale funding markets. Management believes the Company’s on-balance sheet and other readily available liquidity provide strong indicators of the Company’s ability to fund obligations in a stressed liquidity environment.

Excluding wholesale brokered deposits, as of September 30, 2024, the Company had approximately 30 thousand deposit accounts with an average balance of approximately $30.4 thousand per account. Estimated uninsured deposits (calculated as deposit amounts per deposit holder in excess of $250 thousand, the maximum amount of federal deposit insurance, and excluding deposits secured by pledged assets) totaled $233.4 million, or 23.8% of total deposits, as of September 30, 2024. As of December 31, 2023, estimated uninsured deposits totaled $200.3 million, or 21.1% of total deposits.

Tangible Balances and Measures

In addition to capital ratios defined by GAAP and banking regulators, the Company utilizes various tangible common equity measures when evaluating capital utilization and adequacy. These measures, which are presented in the financial tables in this press release, may also include calculations of tangible assets. As defined by the Company, tangible common equity represents shareholders’ equity less goodwill and identifiable intangible assets, while tangible assets represent total assets less goodwill and identifiable intangible assets.

Management believes that the measures of tangible equity are important because they reflect the level of capital available to withstand unexpected market conditions. In addition, presentation of these measures allows readers to compare certain aspects of the Company’s capitalization to other organizations. In management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets that typically result from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these measures, management believes that there are no comparable GAAP financial measures to the tangible common equity ratios that the Company utilizes. Despite the importance of these measures to the Company, there are no standardized definitions for the measures, and, therefore, the Company’s calculations may not be comparable with those of other organizations. In addition, there may be limits to the usefulness of these measures to investors. Accordingly, management encourages readers to consider the Company’s consolidated financial statements in their entirety and not to rely on any single financial measure. The table below reconciles the Company’s calculations of these measures to amounts reported in accordance with GAAP.

First US Bancshares, Inc. Reports Third Quarter 2024 Results

October 24, 2024

		Quarter Ended					Nine Months Ended
		2024			2023		2024	2023
		September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
		(Dollars in Thousands, Except Per Share Data)
		(Unaudited Reconciliation)
TANGIBLE BALANCES
Total assets		$1,100,235	$1,083,313	$1,070,541	$1,072,940	$1,065,239
Less: Goodwill		7,435	7,435	7,435	7,435	7,435
Less: Core deposit intangible		67	97	134	171	207
Tangible assets	(a)	$1,092,733	$1,075,781	$1,062,972	$1,065,334	$1,057,597

Total shareholders’ equity		$98,491	$93,836	$92,326	$90,593	$87,408
Less: Goodwill		7,435	7,435	7,435	7,435	7,435
Less: Core deposit intangible		67	97	134	171	207
Tangible common equity	(b)	$90,989	$86,304	$84,757	$82,987	$79,766

Average shareholders’ equity		$96,000	$92,682	$91,645	$87,615	$86,897	$93,452	$85,478
Less: Average goodwill		7,435	7,435	7,435	7,435	7,435	7,435	7,435
Less: Average core deposit intangible		80	115	151	188	229	115	282
Average tangible shareholders’ equity	(c)	$88,485	$85,132	$84,059	$79,992	$79,233	$85,902	$77,761

Net income	(d)	$2,222	$2,127	$2,107	$2,277	$2,113	$6,456	$6,208
Common shares outstanding (in thousands)	(e)	5,715	5,744	5,787	5,735	5,875

TANGIBLE MEASURES
Tangible book value per common share	(b)/(e)	$15.92	$15.03	$14.65	$14.47	$13.58

Tangible common equity to tangible assets	(b)/(a)	8.33%	8.02%	7.97%	7.79%	7.54%

Return on average tangible common equity (annualized)	(1)	9.99%	10.05%	10.08%	11.29%	10.58%	10.04%	10.67%

(1)
Calculation of Return on average tangible common equity (annualized) = ((net income (d) / number of days in period) * number of days in year) / average tangible shareholders’ equity (c)

Contact:	Thomas S. Elley
205-582-1200